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                                                                   EXHIBIT 10.3


                              THE DII GROUP, INC.

                           DEFERRED COMPENSATION PLAN

                                   ARTICLE I

                                    PURPOSE

           1.1 ESTABLISHMENT OF THE PLAN. Effective as of February 28, 1997, The DII Group, Inc. (the "Company") hereby establishes The DII Group, Inc. Deferred Compensation Plan (the "Plan"), as set forth in this document.

           1.2 PURPOSE OF THE PLAN. The Plan permits participating employees and directors to defer the payment of certain cash and other compensation that they may earn. The opportunity to elect such deferrals is provided in order to help the Company attract and retain key employees and directors. This Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and directors. It is accordingly intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974.

                                   ARTICLE II


                                  DEFINITIONS

           For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

           2.1 "ACCOUNT OR ACCOUNTS" shall mean, with respect to a Participant other than a Director, the (i) the Deferred Compensation Account, (ii) Common Stock Account, (iii) Matching Contribution Account and (iv) Discretionary Contribution Account established pursuant to Article VII and, with respect to a Participant who is a Director, the Common Stock Account. These Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan. The Deferred Compensation and Common Stock Accounts shall be fully vested at all times and the Matching Contribution Account and the Discretionary Contribution Account shall vest in accordance with Article XIII.

           2.2 "BENEFICIARY" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article XII to receive benefits under this Plan upon the death of a Participant.

           2.3 "BOARD" shall mean the Board of Directors of the Company.
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           2.4 "BONUS" shall mean bonuses paid in the calendar year in question to a Participant for employment services rendered to the Company or Related Employer, before reduction for compensation contributed to or deferred under any Company or Related Employer benefit plan.

           2.5 "CHANGE IN CONTROL" shall mean a change in control of the Company, which shall be deemed to have occurred if the conditions set forth in any one of the following four paragraphs shall have been satisfied:

                 (i) any corporation, person, other entity or group (other than the trustee of any qualified retirement plan maintained by the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                 (ii) during any period of twenty-four consecutive months,
            individuals who at the beginning of such consecutive twenty-four month period constitute the Board cease for any reason (other than retirement upon reaching normal retirement age, disability or death) to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such twenty-four month period;

                 (iii) the shareholders of the Company approve a merger or
            consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets;

                 (iv) there shall occur a transaction or series of transactions which the Board shall determine to have the effect of a Change in Control.

           2.6 "CLAIMANT" shall have the meaning set forth in Section 16.1, below.

           2.7 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           2.8 "COMMON STOCK" shall mean the Common Stock, par value $0.01 of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.


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           2.9   "COMMITTEE" shall mean the Compensation Committee of the Board.

           2.10  "COMPANY" shall mean The DII Group, Inc. and its successors.

           2.11  "DIRECTOR" shall mean a member of the Board.

           2.12 "DIRECTOR SHARES" shall mean compensation in the form of shares of Common Stock issued under the Company's Non-Employee Directors' Stock Compensation Plan.

           2.13 "DISABILITY" shall mean any inability on the part of an Employee, commencing before age 64 1/2, as determined by the Committee or Plan Administrator, in its complete and sole discretion, to perform the substantial and material duties of his or her job due to injury or sickness lasting for more than one hundred eighty (180) consecutive days. Disability for purposes of this Plan shall be deemed to commence as of the first day following the end of such one hundred eighty (180) day period. If an Employee makes application for disability benefits under the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, the Employee shall be presumed to suffer from a Disability under this Plan. The Committee or Plan Administrator may require the Employee to submit to an examination by a physician or medical clinic selected by the Committee or Plan Administrator. On the basis of such medical evidence and in the absence of qualification for disability benefits under the Social Security Act, the determination of the Committee or Plan Administrator as to whether or not a condition of Disability exists shall be conclusive. To constitute Disability, the same must commence after the Employee has become a Participant in the Plan. The significance under this Plan of a Participant suffering a Disability is that the Participant (i) shall be deemed to have had a Termination of Employment, which shall cause his or her Account to be distributed pursuant to Article X and (ii) the Participant's Account shall become fully Vested pursuant to Article XIII.

           2.14 "EARNINGS" shall mean the amount credited or debited to a Participant's Account based on the earnings or losses attained on the investment of the amounts held by the Trust, and any amount credited to the Common Stock Account pursuant to Section 7.2 which is attributable to a dividend. Until distributed to the Participant, Earnings are solely the property of the Company (subject to the terms of the Trust) and shall be subject to the rights of the Company's general creditors.

           2.15 "EFFECTIVE DATE" of the Plan shall mean February 28, 1997.

           2.16 "EMPLOYEE" shall mean an individual who renders services to the Company or a Related Employer as a common law employee (i.e., a person whose wages from the Company are subject to federal income tax withholding).

           2.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


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           2.18 "EXCHANGE ACT"  shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

           2.19 "FAIR MARKET VALUE" shall mean, if the Common Stock is listed on a national securities exchange in the United States on the date in question, the average of the high and low sale prices on such national securities exchange in the United States on the date in question, but if the Common Stock is not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per share shall be the average of the high and low sale prices determined as of the closest preceding date on which such exchange shall have been open for business and the Common Stock was traded. If the Common Stock is listed on more than one national securities exchange in the United States on the date in question, the Committee or Plan Administrator shall determine which national securities exchange shall be used for the purpose of determining the fair market value per share. If the Common Stock is not listed on a national securities exchange but is listed on the Nasdaq National Market ("Nasdaq"), the fair market value per share shall be deemed to be the average of the high and low sale prices on the date in question as reported by Nasdaq or, if the Common Stock is not traded on such date or Nasdaq is not open for business on such date, the fair market value per share shall be the average of the high and low sale prices determined as of the closest preceding date on which Nasdaq shall have reported the shares.

           2.20 "NON-QUALIFIED STOCK OPTION" shall mean an award to purchase shares of Common Stock that is not an incentive stock option under
      Section 422 of the Code and is granted pursuant to the provisions of any of the Company's stock option plans which grant the optionee the ability to elect to defer the Option Profit under this Plan.

           2.21 "NORMAL RETIREMENT DATE" shall mean the date a Participant attains age 65.

           2.22 "OPTION PROFIT" shall mean the amount (not less than zero) by which the Fair Market Value of a share of Common Stock subject to the Non-Qualified Stock Option on the date of the Participant's exercise of the Non-Qualified Stock Option exceeds the exercise price of a Non-Qualified Stock Option.

           2.23 "PARTICIPANT" shall mean any Employee or Director who is covered by this Plan as provided in Article III.

           2.24 "PERFORMANCE SHARES" shall mean performance shares awarded under the Company's 1994 Stock Incentive Plan and under any successor plan of the Company which permits the awardee to elect to defer the Performance Shares under this Plan.

           2.25 "PLAN" shall mean The DII Group, Inc. Deferred Compensation Plan hereby created and as it may be amended form time to time.


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           2.26 "PLAN ADMINISTRATOR" shall mean the Plan Administrator, if appointed pursuant to Section 14.1.

           2.27 "PLAN YEAR" shall mean the 12-month period ending on December
      31.

           2.28 "RELATED EMPLOYER" shall mean an affiliate (and its successors) of the Company, related to the Company in the manner described in Sections 414(b) or (c) of the Code, that the Committee or Plan Administrator in its sole discretion allows to participate in the Plan.

           2.29 "SALARY" shall mean base salary paid in the calendar year in question to a Participant for services rendered to the Company or Related Employer, before reduction for compensation contributed to or deferred under any Company or Related Employer benefit plan. In no event shall severance benefits of any type be taken into account in computing a Participant's Salary.

           2.30 "STOCK UNITS" shall mean units in the Plan each of which represents a share of Common Stock.

           2.31 "TERMINATION OF EMPLOYMENT" shall mean a Participant's cessation of employment or service with the Company or a Related Employer voluntarily or involuntarily, for any reason other than death.

           2.32 "TRUST" shall mean the one (1) or more grantor, or "rabbi", trusts, within the meaning of Code Section 671 that may be established between the Company (and the Related Employers) and the trustee (or trustees) named therein. Despite the existence of such a trust, this Plan is technically an unfunded plan for tax purposes and for purposes of Title I of ERISA.

           2.33 "UNFORESEEABLE FINANCIAL EMERGENCY" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) other such extraordinary and unforeseeable circumstances, all as determined in the sole discretion of the Committee or Plan Administrator.

           2.34 "VALUATION DATE" shall mean any date for which the balance of the Accounts maintained for a Participant is determined.



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                                  ARTICLE III


                         ELIGIBILITY AND PARTICIPATION

           3.1 SELECTION. Participation in the Plan shall be limited to (i) a select group of management or highly compensated Employees and (ii) the Directors. From the select group of Employees, the Committee or Plan Administrator, in its sole discretion, shall determine those Employees eligible to participate in the Plan. To be eligible for participation, an Employee must be highly compensated or have significant responsibility for the management, direction and/or success of the Company or a Related Employer. The Committee or Plan Administrator, in its sole discretion, may terminate the ongoing participation of any Participant, provided that any such termination shall only affect the ability of a Participant to defer additional future compensation hereunder.

           3.2 PARTICIPATION. Once a selected Employee or Director has filed with the Committee or Plan Administrator (within 30 days of becoming eligible to participate or such other time as the Committee or Plan Administrator permits) an executed copy of a deferred compensation agreement prescribed by the Committee or Plan Administrator, the Employee or Director shall become a Participant on the latest of the date set forth in the deferred compensation agreement, the date on which his or her deferred compensation agreement is filed with the Committee or Plan Administrator or the date upon which a deferral is first credited to his or her Account.

           3.3 ADOPTION BY RELATED EMPLOYER. A Related Employer may adopt this Plan by appropriate action of its board of directors. The terms of the Plan will apply separately to each Related Employer adopting the Plan and its Participants in the same manner as is expressly provided for the Company and its Participants except that the powers of the Board and Committee under the Plan will be exercised by the Board and Committee of the Company alone. The Company and each Related Employer adopting the Plan will bear the cost of providing plan benefits for its own Participants.

                                   ARTICLE IV


                               DEFERRAL ELECTIONS

           4.1 CASH DEFERRAL AMOUNT. A Participant may elect to defer all or any part of his or her anticipated Salary or Bonus.

           4.2 ELECTIONS TO DEFER CASH. In connection with a Participant's commencement of participation in the Plan, the Participant may make a deferral election by delivering to the Committee or Plan Administrator a completed and signed election form at the same time the Participant files his or her completed and signed deferred compensation agreement with the Committee or Plan Administrator. Thereafter, if the Participant wishes to commence or discontinue making a deferral, or to change the amount of his or her deferral, the Participant must file a new election form with the Committee or Plan Administrator 30 days before the beginning of the
      (a) Plan Year for changes to the deferral of a Participant's Bonus or (b) calendar quarter (i.e., January 1, April 1, July 1 or October 1) for changes to the deferral of a Participant's Salary, or such



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      other time as the Committee or Plan Administrator permits.  Such new election form shall supersede any prior election form.

           4.3 DIRECTOR SHARES DEFERRALS. A Director may elect to defer all or any part of his or her anticipated Director Shares.

           4.4 DIRECTOR SHARES ELECTIONS. A Director may commence or discontinue making a Director Shares deferral, or change the amount of his or her deferral by filing an election form with the Committee or Plan Administrator 30 days prior to any calendar quarter for changes in the deferral of a Director's Director Shares which shall supersede any prior election form.

           4.5 PERFORMANCE SHARE DEFERRALS. A Participant may elect to defer all or any part of his or her unvested Performance Shares.

           4.6 ELECTIONS TO DEFER PERFORMANCE SHARES. A Participant may make an election to defer Performance Shares upon vesting by filing an election form with the Committee or Plan Administrator at least one year prior to the date the Performance Shares vest or such other time as the Committee or Plan Administrator permits. Notwithstanding anything to the contrary contained in this Section, a Performance Share deferral and election shall be subject to any additional requirements imposed by the plan under which the Performance Shares are granted to the Participant.

           4.7 OPTION PROFIT DEFERRALS. A Participant may elect to defer all or any part of his or her Option Profit on the exercise of a Non-Qualified Stock Option, but only if the Participant paid the exercise price of the Non-Qualified Stock Option with Common Stock.

           4.8 OPTION PROFIT ELECTIONS. A Participant may make an Option Profit deferral by filing an election form with the Committee or Plan Administrator at least one year prior to the date the Non-Qualified Stock Option vests or such other time as the Committee or Plan Administrator permits. With respect to Non-Qualified Stock Options that are vested as of the Effective Date or will become vested within one year after the Effective Date, a Participant may make an Option Profit deferral within thirty days of the Effective Date. Notwithstanding anything to the contrary contained in this Section, an Option Profit deferral and election shall be subject to any additional requirements imposed by the plan under which the Non-Qualified Stock Option is granted to the Participant.

           4.9 WITHHOLDING OF DEFERRAL AMOUNTS. A Participant's deferrals shall be withheld as specified in the Participant's election form, subject to any rules established by the Committee and the Plan Administrator limiting or prescribing how deferrals are to be withheld, such as rules requiring that deferrals first be made out of incentive compensation.


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

           4.10 IRREVOCABLE ELECTIONS. Except as provided in Sections 4.2 and 4.11, any election by a Participant pursuant to Section 4.1 shall be irrevocable for any Plan Year once the Plan Year has begun. Except as provided in Section 4.2, any deferral election will continue until revoked or modified in a writing delivered by the Participant to the Committee or Plan Administrator. Except as provided in Sections 4.4 and 4.11, any election by a Participant made pursuant to Sections 4.3, 4.5 and 4.7 shall be irrevocable.

           4.11 UNFORESEEABLE FINANCIAL EMERGENCY. If a Participant suffers an Unforeseeable Financial Emergency, the Participant will be permitted to revoke his deferral election for the remainder of the Plan Year in which it is determined by the Committee or Plan Administrator that the Unforeseeable Financial Emergency has occurred.

                                   ARTICLE V


                              COMMON STOCK ACCOUNT

           5.1 DEFERRAL AMOUNTS. The entire amount of the Director Shares, Performance Shares and the Option Profit subject to a Participant's deferral election shall be credited to the Participant's Common Stock Account in the form of Stock Units. A corresponding number of shares of Common Stock shall be issued by the Company to the Trust, to be held in accordance with the terms of the Trust.

           5.2 CREDITED AMOUNTS. The Participant's Common Stock Account will be credited with a number of Stock Units equal to the following amounts:

            Director     the number of shares of Common Stock deferred by a
            Shares       Participant from a Director Shares grant when the
                         shares are otherwise payable


            Performance  the number of shares of Common Stock deferred by a
            Shares Participant from a Performance Share award when the shares are otherwise payable (i.e., on the date of vesting)

            Option       the amount of the Option Profit deferral divided by
            Profit       the Fair Market Value on the date of exercise of the
                         Non-Qualified Stock Option

      The amounts shall be credited on the date the Director Shares, Performance Shares and Option Profit would otherwise be payable to the Participant.



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                                   ARTICLE VI


                         COMPANY MATCHING CONTRIBUTIONS


           6.1 MATCHING CONTRIBUTIONS. The Company will credit each Participant's Matching Contribution Account with a matching contribution based upon his Salary and Bonus deferrals, as follows:

            PERCENTAGE OF COMPENSATION DEFERRED  MATCHING PERCENTAGE
            -----------------------------------  -------------------
            The first 5% of Salary and                  100%
            Bonus

            The next 5% of Salary                        25%
            and Bonus


           6.2 DISCRETIONARY CONTRIBUTIONS. As of each Plan Year, the Company may, in its sole discretion, credit a Participant's Discretionary Contribution Account with a discretionary contribution in an amount to be determined by the Company in its sole discretion.

                                  ARTICLE VII


                     PARTICIPANT ACCOUNTS AND INVESTMENT OF
                                DEFERRED AMOUNTS

           7.1 DEFERRED COMPENSATION ACCOUNT.  Deferrals pursuant to Section
      4.1 shall be recorded by the Committee or Plan Administrator in a Deferred Compensation Account maintained in the name of the Participant. The Deferred Compensation Account shall be credited with all amounts that have been deferred by the Participant pursuant to Section 4.1 during the Plan Year, plus Earnings and such account shall be charged from time to time with all amounts that are distributed to the Participant.

           7.2 COMMON STOCK ACCOUNT.

           (a) Deferrals made pursuant to Sections 4.3, 4.5 and 4.7 shall be recorded by the Committee or Plan Administrator in the Common Stock Account and shall be represented by Stock Units. The Common Stock Account shall be credited with all amounts that have been deferred by the Participant pursuant to Sections 4.3, 4.5 and 4.7. In addition, in the event the Company declares and pays a dividend, the Common Stock
      Account shall be credited with an amount equal to the amount of the dividend paid on the number of shares of Common Stock equal to the number of Stock Units in the Participant's Common Stock Account.
      Finally, the Common Stock Account shall be charged from time to time with all amounts that are distributed to the Participant.



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           (b) In the event of any stock dividend, stock split, combination or exchange of shares of Common Stock, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the number of Stock Units in each Participant's Common Stock Account shall be appropriately adjusted in an equitable manner by the Committee or there shall be made such other equitable adjustments to each Participant's Common Stock Account as shall be determined by the Committee.

           7.3 MATCHING CONTRIBUTION ACCOUNT. Company matching contributions credited to a Participant pursuant to this Plan shall be recorded by the Committee or Plan Administrator in a Matching Contribution Account maintained in the name of the Participant. The Matching Contribution Account shall be credited with all amounts that have been contributed by the Company during the Plan Year, plus Earnings and such account shall be charged from time to time with all amounts that are distributed to the Participant.

           7.4 DISCRETIONARY CONTRIBUTION ACCOUNT. Company discretionary contributions, if any, credited to a Participant pursuant to this Plan shall be recorded by the Committee or Plan Administrator in a Discretionary Contribution Account maintained in the name of the Participant. The Discretionary Contribution Account shall be credited with all amounts that have been contributed by the Company during the Plan Year, plus Earnings and such account shall be charged from time to time with all amounts that are distributed to the Participant.

           7.5 EARNINGS. A Participant's Account shall be credited with Earnings commensurate with earnings or losses attained on the investment of amounts held by the Trust, except that Earnings attributable to a dividend (pursuant to Section 7.2) shall be credited on the date the dividend is paid.

           7.6 INVESTMENT. The Committee or Plan Administrator shall permit a Participant (or Beneficiary) to have the right to direct the investment of all or any part of the Trust allocable to his or her Accounts, including amounts credited to the Participant's Common Stock Account, provided that such amounts are currently available for investment purposes, subject to the Committee's or Plan Administrator's final determination. Such directions to invest are subject to all of the following:

           (a) All directions to invest must be made in writing, or in accordance with procedures established by the Committee or Plan Administrator for telephone direction.



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



           (b) All directions to invest are limited to investment options selected by the Committee or Plan Administrator, unless the Committee or Plan Administrator permits otherwise.

           (c) All interest and other income earned on investments directed by the Participant shall be accumulated and added to the principal for the Participant's benefit.

           (d) The Committee or Plan Administrator and Trustee shall not be responsible for any loss incurred as the result of the Participant's direction to invest.

           (e) No investments may be made in shares of Common Stock pursuant to this Section 7.6.

           The crediting of assumed earnings shall not mean that any deferred compensation promise to a Participant is secured by particular investment assets or that the Participant is actually earning interest or any other form of investment income under the Plan.

           7.7 VALUATION OF ACCOUNTS. As of each Valuation Date, a Participant's Account shall consist of the balance of the Participant's Account as of the last preceding Valuation Date, plus the Participant's deferrals and contributions by the Company credited to the Account, plus Earnings on the Account, minus the amount of any distributions made since the immediately preceding Valuation Date.

           7.8 STATEMENT OF ACCOUNTS. The Committee or Plan Administrator shall submit to each Participant, within ninety (90) days after the close of each Plan Year and at such other time as determined by the Committee or Plan Administrator, a statement setting forth the balance to the credit of the Accounts maintained for a Participant.

                                  ARTICLE VIII


                            IN SERVICE DISTRIBUTIONS

           8.1 DISTRIBUTIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may, with the approval of the Plan Administrator, receive a partial or full distribution from the Plan of the Vested amounts in his or her Accounts. The distribution shall not exceed the lesser of the Vested balance then credited to the Participant's Account or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.

           8.2 WITHDRAWAL ELECTION. A Participant may at any time elect to withdraw all of the balance then credited to his or her Accounts, less a ten (10) percent withdrawal penalty. Thereafter, the Participant shall never again be eligible to participate in the Plan.


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

                                   ARTICLE IX


                                     LOANS

           9.1 LOANS TO PARTICIPANTS

           (a) The Plan Administrator shall have the investment management discretion to direct the Trustee to loan money to Participants. Each such loan shall be treated as an investment of the borrower's Account. (A former Employee who still has an Account under the Plan or a Beneficiary who is entitled to future benefits because of the death of a Participant, shall not be entitled to borrow from the Plan.)

           (b) The Plan Administrator shall establish Plan Rules governing loan procedures. These Rules may limit the number of loans a Participant may receive, require payment of loan processing fees by the Participant (either directly or out of his or her Vested Account) or establish any other requirements the Plan Administrator determines to be necessary or desirable. A Participant who wishes to borrow money from the Plan shall file a written loan application with the Plan Administrator in accordance with these Plan Rules. The Plan Administrator, in its sole discretion, shall approve or deny the loan. The Plan Administrator may deny a loan application if it believes that the loan would not be repaid (e.g., if the borrower has failed to repay a prior loan on time) or for any other reason if denial would be in the best interests of the Plan or the Participant. The Plan Administrator shall exercise its discretion in a uniform and nondiscriminatory manner. No loan shall be granted unless the following requirements are met:

                 (i) No more than two loans shall be outstanding at any time;

                 (ii) No loan shall be made if the loan amount, when aggregated with the amount of any outstanding loan, would exceed the lesser of $100,000 or fifty percent of the Vested portion of the Participant's Account, including the Participant's Common Stock Account represented by Stock Units;

                 (iii) The loan shall bear a reasonable rate of interest not in excess of that permitted by law;

                 (iv) Except as otherwise authorized by the Plan Administrator, interest and principal on a loan must be repaid through payroll deduction in installments not less frequently than quarterly over a specified period not to exceed five years (including renewals, extensions and refinancing); and


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


                 (v) The loan shall be documented by such notes, evidences of indebtedness and other instruments executed by the Participant which the Plan Administrator in its discretion requires.

           (c) Each loan from the Plan shall be secured by the borrowing Participant's interest in the Plan.

           (d) A loan shall be in default if the Participant fails to make any payment when due or if there occurs such other circumstances as may be prescribed by Plan Rule. A loan which is in default shall, at the Plan Administrator's election, become immediately due and payable and shall be subject to the execution provisions of subsection (f).

           (e) If a Participant's Employment terminates or the Plan terminates before he or she has repaid a loan, the loan, at the Plan Administrator's election, shall become immediately due and shall be repaid out of the Participant's Vested Account which secures the loan and that Account shall be reduced accordingly.

           (f) If a Participant's loan is in default for 120 consecutive days and the Participant's Employment has not terminated, the loan shall be satisfied to the extent possible from the Participant's Vested Account which secures the loan and the Account shall be reduced accordingly. In addition, the Participant shall be assessed a penalty of ten (10) percent of the outstanding balance of the defaulted loan as of the date the penalty is assessed. Unless the defaulting Participant satisfies the penalty by paying it directly to the Company, the defaulting Participant's Vested Account shall be reduced by the amount of the penalty, in which case the penalty shall be paid to the Company directly or used to reduce the Company's obligation to make matching contributions under Section 6.1, at the Company's option. In all cases, the Participant shall be responsible for any indebtedness not discharged pursuant to the provisions of this subsection (f).


                                   ARTICLE X


               DISTRIBUTIONS FOLLOWING TERMINATION OF EMPLOYMENT

           10.1 DISTRIBUTION. Upon Termination of Employment, a Participant's Vested Account shall be distributed in accordance with this Article.

           10.2 ELECTIONS. A Participant, on his or her initial election form, shall elect to receive distributions following Termination of Employment in a lump sum or in installment payments, not more frequently than quarterly, over a period of not more than ten years. A Participant may change this election on any subsequent election form filed at least one
      (1) year prior to the Participant's Termination of Employment; if made within one (1) year of Termination of Employment, such a new election shall be invalid.

           10.3 TIME FOR PAYMENT. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant's Termination of Employment. If installment payments are being made, the first benefit payment to a Participant shall be prorated. Installment payments shall be made pro rata from all of the Participant's Accounts. Undistributed portions of a Participant's Accounts shall continue to accrue Earnings. The following formula shall be used to determine each installment payment to a Participant: the remaining Account balance divided by the number of remaining installments, including the current one.

           10.4 SMALL PAYMENTS. The minimum annual installment payment shall be $5,000 (before withholding of taxes). If annual installment payments to a Participant would be less than this amount, the Participant's Account shall be distributed over the longest installment period available under Section 10.2 under which the annual payment would be at least $5,000 (before withholding of taxes) or, if no such period exists, in a lump sum.

           10.5 CASHOUT OF INSTALLMENT PAYMENTS. A Participant who has elected to receive installment payments may, at the time installments are to commence or thereafter, elect to receive, in lieu of any future installment payments, a lump sum payment of the balance then credited to his or her Account, less a ten (10) percent early withdrawal penalty.
      The ten (10) percent early withdrawal penalty shall be used to reduce the Company's obligation to make matching contributions to other Participants under Section 6.1.

           10.6 FORM OF PAYMENT. All payments made pursuant to this Article shall be made in cash, except that distributions made from the Common Stock Account shall be made in Common Stock.

           10.7 RESTRICTIONS ON COMMON STOCK. Common Stock distributions pursuant to this Article shall only be distributed to a Participant upon delivery to the Company of such representations and warranties as the Company deems necessary or advisable with respect to the investment intent of the Participant as required by the Securities Act of 1933, as amended, and any other federal or state securities laws. The Company shall not be required to distribute shares of Common Stock to a Participant before such shares become listed for trading on any stock exchange on which the Common Stock may then be listed, if any, and the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Plan Administrator shall determine to be necessary or advisable.

                                   ARTICLE XI


                         DISTRIBUTIONS FOLLOWING DEATH

           11.1 DEATH WHILE EMPLOYED BY EMPLOYER GROUP. If a Participant dies while employed by the Company or a Related Employer, the Participant's

      Beneficiary shall receive the Participant's Account in the form of death benefit payments elected by the Participant on his or her last election form. The Participant may elect to have such payments made in a lump sum or in installment payments over a period of not more than ten years. The minimum annual installment payment shall be $5,000 (before withholding of taxes). If annual installment payments to a Beneficiary would be less than this amount, the Participant's Account shall be distributed over the longest installment period available under this Section under which the annual payment would be at least $5,000 (before withholding of taxes) or, if no such period exists, in a lump sum. Death benefit payments shall commence within sixty (60) days after the date the Plan Administrator is provided with proof of the Participant's death satisfactory to it.

           11.2 DEATH AFTER TERMINATION OF EMPLOYMENT. If a Participant dies after Termination of Employment but before his or her Account has been fully distributed, unpaid amounts due under Article 10 shall be paid to the Participant's Beneficiary in the same amount and at the same time as they would have been paid under Section 11.1.


           11.3 LUMP SUM ELECTION. While a Beneficiary may not select the manner of payment, if requested by a Beneficiary and allowed in the sole discretion of the Plan Administrator, the Beneficiary shall be paid a lump sum calculated in accordance with Section 10.5 but without the ten
      (10) percent early withdrawal penalty.

           11.4 FORM OF PAYMENT. All payments made pursuant to this Article shall be made in cash, except that distributions made from the Common Stock Account shall be made in Common Stock.

           11.5 RESTRICTIONS ON COMMON STOCK. Common Stock shall only be distributed to a Participant upon delivery to the Company of such representations and warranties as the Company deems necessary or advisable with respect to the investment intent of the Participant as required by the Securities Act of 1933, as amended, and any other federal or state securities laws. The Company shall not be required to distribute shares of Common Stock to a Participant before such shares become listed for trading on any stock exchange on which the Common Stock may then be listed, if any, and the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Plan Administrator shall determine to be necessary or advisable.

                                  ARTICLE XII


                            BENEFICIARY DESIGNATION

           12.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The

      Beneficiary designated under this Plan may be the same as or different from the beneficiary designated under any other plan in which the Participant participates.

           12.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing a Beneficiary designation form, and returning it to the Committee or Plan Administrator or its designated agent. A Participant shall have the right to change a Beneficiary by completing and signing a new Beneficiary designation form, or such other form approved by the Committee or Plan Administrator, and filing it with the Committee or Plan Administrator. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee or Plan Administrator, must be signed by that Participant's spouse and returned to the Committee or Plan Administrator. Upon the acceptance by the Committee or Plan Administrator of a new Beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Committee or Plan Administrator shall be entitled to rely on the last Beneficiary designation form filed by the Participant and accepted by the Committee or Plan Administrator prior to his or her death.

           12.3 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 12.1 and 12.2 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse or, if none the Participant's estate.

           12.4 DOUBT AS TO BENEFICIARY. If the Committee or Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee or Plan Administrator shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Committee's or Plan Administrator's satisfaction.

                                  ARTICLE XIII


                                    VESTING

           13.1 VESTING SCHEDULES. A Participant shall become vested in his or her Accounts in accordance with the Vesting Schedules described in this Article.

           13.2 DEFERRED COMPENSATION ACCOUNT. All Deferred Compensation and Common Stock Accounts shall be fully Vested at all times.

           13.3 VESTING SCHEDULE FOR MATCHING CONTRIBUTION AND DISCRETIONARY CONTRIBUTION ACCOUNTS . The Vested portion of a Participant's Matching Contribution and Discretionary Contribution Accounts shall be the percentage of such Account shown on the following table (with credit for prior years service to the Company or a subsidiary which is or hereafter becomes a Related Employer):


                       YEARS OF SERVICE VESTED  PERCENTAGE
                       -----------------------  ----------
                       Less than one year               0%
                       1                               20%
                       2                               40%
                       3                               60%
                       4                               80%
                       5 (or more)                    100%

           13.4 ACCELERATED VESTING. A Participant's Matching Contribution and Discretionary Contribution Accounts shall become fully Vested upon the earliest to occur of:

           (a) the individual's attaining Normal Retirement Age while employed by the Company or a Related Employer,

           (b) the individual's death (or presumed death) while employed by the Company or a Related Employer,

           (c) the individual's suffering a Disability while employed by the Company or a Related Employer, and

           (d)  a Change in Control.

           13.5 FORFEITURES UPON TERMINATION OF EMPLOYMENT. The unvested portion of the Accounts of a Participant whose employment terminates shall be forfeited on the date of his or her Termination of Employment. Forfeitures shall be used to reduce the Company's obligation to make matching contributions to other Participants under Section 6.1.

                                  ARTICLE XIV


                                 ADMINISTRATION

           14.1 COMMITTEE AND PLAN ADMINISTRATOR. The Committee shall administer the Plan and may select one or more persons to serve as the Plan Administrator. The Plan Administrator shall perform such administrative functions as the Committee may delegate to it from time to time. Any person selected to serve as the Plan Administrator may, but need not, be a Committee member or an officer or employee of the Company. However, if a person serving as Plan Administrator or a member of the Committee is a Participant, such person may not vote on a matter affecting his interest as a Participant. Except as provided in Section 16.6, the Committee or Plan Administrator shall have complete control and discretion to manage the operation and administration of the Plan. Not in limitation, but in amplification of the foregoing, the Committee or Plan Administrator shall have the following powers:

           (a) To determine all questions relating to the eligibility of Employees to participate or continue to participate;

           (b) To maintain all records and books of account necessary for the administration of the Plan;

           (c) To interpret the provisions of the Plan and to make and to publish such interpretive or procedural rules as are not inconsistent with the Plan and applicable law;

           (d) To compute, certify and arrange for the payment of benefits to which any Participant or Beneficiary is entitled;

           (e) To process claims for benefits under the Plan by Participants or Beneficiaries;

           (f) To engage agents and professionals to assist the Plan Administrator in carrying out its duties under this Plan;

           (g) To adopt or modify Plan rules for the regulation or application of the Plan; such rules may establish administrative procedures or requirements which modify the terms of this Plan but Plan rules shall not substantially alter significant requirements or provisions of the Plan; and

           (h) To develop and maintain such instruments as may be deemed necessary from time to time by the Committee or Plan Administrator to facilitate payment of benefits under the Plan.

           14.2 COMMITTEE'S AND PLAN ADMINISTRATOR'S AUTHORITY. The Committee or Plan Administrator may consult with Company officers, legal and financial advisers to the Company and others, but nevertheless the Committee or Plan Administrator shall have the full authority and discretion to act, and the Committee's and Plan Administrator's actions shall be final and conclusive on all parties.

                                   ARTICLE XV


                           AMENDMENT AND TERMINATION

           15.1 AMENDMENTS. The Company reserves the right to amend the Plan prospectively or retroactively, at any time. No amendment shall reduce the value of a Participant's Vested Account prior to such amendment.

           15.2 TERMINATION OF PLAN. The Company shall have the right at any time to declare the Plan terminated completely as to it or as to any of its divisions, facilities, operational units or job classifications. Subject to Section 15.3, upon termination of the Plan, the Company may, but shall not be required to, accelerate distribution of the amounts in each Participant's Vested Account.

           15.3 FOLLOWING A CHANGE IN CONTROL. Upon the occurrence of a Change in Control, this Plan no longer shall be subject to alteration, amendment, change, suspension, substitution, deletion, revocation or termination in any manner adverse to the Participants and Beneficiaries.


                                  ARTICLE XVI

                               CLAIMS PROCEDURES

           16.1 PRESENTATION OF CLAIM. If any person (a "Claimant") does not believe that he or she will receive the benefits to which the person is entitled or believes that fiduciaries of the Plan have breached their duties or that the Plan is not being operated properly or that his or her legal rights have been or are being violated with respect to the Plan, the Claimant must file a formal claim with the Committee or Plan Administrator under the procedures set forth in this Article. The procedures in this Article shall apply to all claims that any person has with respect to the Plan, including claims against fiduciaries and former fiduciaries, unless the Committee or Plan Administrator determines, in its sole discretion, that it does not have the power to grant, in substance, all relief reasonably being sought by the Claimant. A claims official appointed by the Committee or Plan Administrator shall, within a reasonable time, consider the claim and shall issue his or her determination thereon in writing. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred-eighty (180) days of the date on which the event that caused the claim to arise occurred.
      The claim must state with particularity the determination desired by the Claimant.

           16.2 NOTIFICATION OF DECISION. Written notice of the disposition of a claim shall be furnished to the Claimant within thirty (30) days after the claim is filed with the Committee or Plan Administrator. In the event the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claim can be perfected will be provided.

           16.3 REVIEW OF A DENIED CLAIM. Within ninety (90) days after receiving a notice from the Committee or Plan Administrator that a claim has been denied in whole or in part, a Claimant may appeal the denial of his or her claim by filing a written statement of the Claimant's position with the review official designated by the Committee or Plan Administrator. The review official shall schedule and give the Claimant an opportunity for a full and fair hearing before the review official of the issue within thirty (30) days after the appeal is requested. The review official's decision following such hearing shall be made within thirty (30) days and shall be communicated in writing to the Claimant.

           16.4 ARBITRATION. If a Claimant's claim described in Section 16.1 (an "Arbitrable Dispute") is denied pursuant to Section 16.3, the Claimant's only further recourse shall be to submit the claim to final and binding arbitration in the County of Boulder, State of Colorado, before an experienced employment arbitrator selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Except as otherwise provided in Section 18.10, each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, costs of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by each party (or, if applicable, each group of parties) to the arbitration. Except as otherwise provided in Section 18.10, in any dispute involving a Claimant or the trustee of a Trust in which the Claimant or the trustee prevails, the Company shall reimburse the Claimant's or the trustee's reasonable attorneys fees and related expenses. Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Should any party attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys fees incurred as a result.

           16.5 LEGAL ACTION. Prior to a Change in Control, except to enforce an arbitrator's award, no actions may be brought by a Claimant in any court with respect to an Arbitrable Dispute.

           16.6 FOLLOWING A CHANGE IN CONTROL. Upon the occurrence of a Change in Control, an independent party selected by the Committee or Plan Administrator prior to a Change in Control shall assume all duties and responsibilities of the Committee or Plan Administrator under this Article and actions may be brought by a Claimant in any appropriate court with respect to an Arbitrable Dispute.

                                  ARTICLE XVII


                                     TRUST

           17.1 ESTABLISHMENT OF TRUST. The Company (and the Related Employers) shall establish a Trust and shall at least annually transfer over to the Trust such assets, if any, as the Committee or Plan Administrator, in its sole discretion, determines to be appropriate. The assets of the Trust shall be considered part of the general assets of the Company subject to the claims of its general creditors. All expenses of operating and administering this Plan, including the fees of, and general expenses incurred by, the Trustee, shall be paid by the Company.

           17.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the deferred compensation agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of any Trust shall govern the rights of the Participant and the creditors of the Company to the assets transferred to such Trust.
      The Company shall at all times remain liable to carry out its obligations under the Plan. The Company's obligations under the Plan shall be deemed satisfied to the extent met with assets distributed pursuant to the terms of the Trust.


                                 ARTICLE XVIII


                                 MISCELLANEOUS

           18.1 UNSECURED GENERAL CREDITOR/UNFUNDED PLAN. The Plan constitutes an unsecured promise by the Company or a Related Employer to pay benefits in the future and the Participants shall have the status of general unsecured creditors of the Company and Related Employers. The Plan is unfunded for Federal tax purposes and for purposes of Title I of ERISA. All amounts credited to the Participants' accounts will remain the general assets of the Company and the Related Employers and shall remain subject to the claims of the Company's and the Related Employers' general creditors until such amounts are distributed to the Participants.

           18.2 PAYMENTS TO MINORS AND INCOMPETENTS. If the Plan Administrator receives satisfactory evidence that a person who is entitled to receive any benefit under the Plan, at the time such benefit becomes available, is a minor or is physically unable or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such person, and that no guardian committee, or other representative of the estate of such person shall have been duly appointed, the Committee or Plan Administrator may authorize payment of such benefit otherwise payable to such person to such other person or institution; and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

           18.3 PLAN NOT A CONTRACT OF EMPLOYMENT. The Plan shall not be deemed to constitute a contract between the Company or any Related Employer and any Participant, nor to be consideration for the employment of any Participant. Nothing in the Plan shall give a Participant the right to be retained in the employ of the Company or any Related Employer; all Participants shall remain subject to discharge or discipline as Employees to the same extent as if the Plan had not been adopted.

           18.4 NO INTEREST IN ASSETS. Nothing contained in the Plan shall be deemed to give any Participant any equity or other interest in the assets, business or affairs of the Company or a Related Employer. No Participant in the Plan shall have a security interest in assets of the Company or a Related Employer used to make contributions or pay benefits.

           18.5 RECORDKEEPING. Appropriate records shall be maintained for the purpose of the Plan by the officers and Employees of the Company at the Company's expense and subject to the supervision and control of the Committee or Plan Administrator.

           18.6 NOTICE. Any notice or filing required or permitted to be given to the Committee or Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail or by telefax (with a hard copy sent by mail), to the address or telefax number shown below (or such other address or telefax number specified in notice given pursuant to this Section):

      The DII Group, Inc.
      6273 Monarch Park Place, Suite 200
      Niwot, CO  80503

      Telefax:  303-652-0416

           Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

           18.7 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant, his or her Beneficiary and their permitted successors and assigns.

           18.8 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

           18.9 TAXES AND WITHHOLDING. For each Plan Year in which deferrals are being withheld, the Company shall ratably withhold from that portion of the Participant's Salary and Bonus that is not being deferred, the Participant's share of FICA and other employment taxes on the deferral (including deferrals of Salary, Bonus, Performance Shares and Option Profit). If necessary, the Committee or Plan Administrator shall reduce a Participant's deferrals in order to comply with this Section. The Company (or the trustee of the Trust) shall withhold from benefits distributed under the Plan all federal, state and local income, employment and other taxes required to be withheld by applicable law.

           18.10 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. After a Change in Control, if any person or entity has failed to comply (or is threatening not to comply) with any of its obligations under the Plan, any Trust or any related agreement, or takes or threatens to take any action to deny, diminish or to recover from any Participant the benefits intended to be provided thereunder, the Company shall reimburse the Participant for reasonable attorneys fees and related costs incurred in the successful pursuance or defense of the Participant's rights. If the Participant does not prevail, attorneys fees shall also be payable under the preceding sentence to the extent the Participant had reasonable justification for retaining counsel, but only to the extent that the scope of such representation was reasonable.

           18.11 COURT ORDER. The Committee or Plan Administrator is authorized to make any payments directed by court order in any action in which the Plan or the Committee or Plan Administrator has been named as a party.

           18.12 FURNISHING INFORMATION. A Participant will cooperate with the Company by furnishing any and all information requested by the Company and take such other actions as may be requested in order to facilitate the administration of the Plan and the payment of benefits hereunder, including but not limited to taking such physical examinations as the Company may deem necessary.

           18.13 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan.

           18.14 GOVERNING LAW. Except to the extent preempted by ERISA, this Plan shall be construed in accordance with the laws of New York without regard to its conflicts of laws principles.

           18.15 SECTION 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor rules under the Exchange Act. To the extent any provision under the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.


           18.16 LIABILITY LIMITED. In administering the Plan, neither the members of the Committee, the Plan Administrator nor any officer, Director or Employee thereof shall be liable for any act or omission performed or omitted, as the case may be, by such person with respect to the Plan; provided, that the foregoing shall not relieve any person of liability for gross negligence, fraud or bad faith. The members of the Committee, the Plan Administrator, its officers, Directors and Employees shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports that shall be furnished by any actuary, accountant, trustee, insurance company, consultant, counsel or other expert who shall be employed or engaged by the Committee or Plan Administrator in good faith.

           IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on this 28th day of February, 1997.


                        THE DII GROUP, INC.

                        By:         /s/ Carl R. Vertuca, Jr.
                             ----------------------------------
                             Name:  Carl R. Vertuca, Jr.
                             Title: Senior Vice President
                                    and Chief Financial Officer